UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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LEE ENTERPRISES, INCORPORATED

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Lee Enterprises Sends Letter to Shareholders Ahead of March 10 Annual Meeting

Urges Shareholders to Vote “FOR” the Board’s Highly Experienced Nominees on the WHITE Proxy Card

Shareholders Should Vote by Phone or Internet to Ensure Their Vote is Received by March 10 Meeting Date

DAVENPORT, Iowa – March 2, 2022 – Lee Enterprises, Incorporated (NASDAQ: LEE) (“Lee”) today sent a letter to shareholders urging them to vote “FOR” the Board’s three nominees standing for reelection at Lee’s 2022 Annual Meeting on March 10: Chairman Mary Junck, Lead Independent Director Herb Moloney and Chief Executive Officer Kevin Mowbray.

The letter highlights the recent recommendation from leading independent proxy advisory firm Institutional Shareholder Services (ISS) to vote the WHITE proxy card “FOR” all of Lee’s director nominees; the significant progress Lee is making on the continued execution of its Three Pillar Digital Growth Strategy; and the strength of Lee’s incumbent, highly qualified and recently refreshed Board.

The letter also reminds shareholders that in the last few weeks, Alden Global Capital, LLC (together with its affiliates, “Alden”) has also filed two lawsuits against Lee as part of its campaign, both of which were recently rejected by the Delaware Court of Chancery.

Lee’s Board urges shareholders to protect their investment by voting “FOR” ALL the Board’s three nominees using the WHITE proxy card. If you have already returned a blue proxy card sent by Alden, you can change your vote by signing, dating, and returning a WHITE proxy card. Only your latest dated proxy card will be counted.

The letter and additional information related to Lee’s 2022 annual meeting can be found at investors.lee.net/2022-annual-meeting.

If you have any questions or require any assistance in voting your shares, please contact Lee’s proxy solicitor:

Morrow Sodali LLC

509 Madison Avenue Suite 1206

New York, NY 10022

Shareholders Call Toll Free: 800-662-5200

Banks, Brokers, Trustees, and Other Nominees Call Collect: 203-658-9400

Email: LEE@investor.MorrowSodali.com

About Lee Enterprises

Lee Enterprises is a major subscription and advertising platform and a leading provider of local news and information, with daily newspapers, rapidly growing digital products and over 350 weekly and specialty publications serving 77 markets in 26 states. Year to date, Lee’s newspapers have average circulation of 1.0 million, and our legacy website, including acquisitions, reach more than 47 million digital unique visitors. Lee’s markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.

Forward-Looking Statements

The information provided in this communication may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “aims,” “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in report relating to the Company may be found in the Company’s periodic filings with the SEC, including the factors described in the sections entitled “Risk Factors,” copies of which may be obtained from the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this communication.

Investor Contact IR@lee.net (563) 383-2100	Media Contact Jamie Tully/Jenny Gore Sard Verbinnen & Co Lee-SVC@sardverb.com

March 2, 2022

Lee Enterprises Shareholders: Vote the WHITE Proxy Card Today

Lee Enterprises’ 2022 Annual Meeting of shareholders on March 10 is fast approaching. Please vote today by telephone or Internet (following the enclosed instructions on the WHITE proxy card) to make sure your vote is counted in time.

Late last year a hedge fund named Alden Global Capital (“Alden”) made an offer to buy Lee at a price substantially lower than today’s stock price – an offer that Lee’s Board of Directors appropriately and unanimously rejected. In conjunction with its unsolicited offer, Alden launched efforts to destabilize Lee’s Board and leadership, first by unsuccessfully seeking to nominate alternative directors at this year’s Annual Meeting, and most recently by asking shareholders to withhold support for two of Lee’s incumbent board nominees. Alden has also filed two lawsuits against Lee as part of its campaign, both of which were recently rejected by the Delaware Court of Chancery.

We believe the motive for Alden’s actions is clear: They are seeking to cripple Lee’s Board and leadership so they can acquire Lee at the lowest possible price and take value that belongs to you.

Leading Proxy Advisory Firm ISS Recommended Voting “FOR” ALL Lee Nominees on the WHITE Proxy Card

Leading independent proxy advisory firm – Institutional Shareholder Services (“ISS”) – has recommended that Lee shareholders vote the WHITE proxy card “FOR” all of Lee’s director nominees.

In its recommendation, ISS stated1:

•	“The company's [total shareholder return] exceeds the median of its peers for nearly all periods measured in this analysis, and the company is well on its way toward its digital transformation. The steps to achieve its 2026 goal of $100 million in digital-only revenue and 900,000 digital-only subscribers are discrete and realistic. The company deserves credit for embarking on a significant change in its business model, with concrete results already apparent.”

•	“Against this backdrop of peer-beating performance and a realistically-planned business model transformation, it is difficult to imagine how shareholders would benefit by summarily deposing the board's leadership.”

•	“No less a personage than Warren Buffett has given his imprimatur to the company's board and management, an endorsement bestowed in mid-February 2022, at the height of this contest.”

✓	“And Alden's reputation precedes it. Unlike most activists, Alden is not in the business of improving the operations of public companies so that it can then trade its shares for the funds of other public investors attracted by the enhanced prospects of these companies.”

✓	“The board has shown a willingness to change in response to shareholder feedback.”

Act Now to Protect Your Investment in Lee.

Vote “FOR” ALL Lee Nominees by Telephone or Internet Today!

Alden desires to buy Lee because of our excellent prospects and performance. Don’t be fooled by Alden’s misleading statements. Here are the facts:

✓	We are pursuing the right strategy to realize significant shareholder value over time. We expect continued execution of our strategy to drive more than $435 million of recurring, sustainable digital revenue by 2026.

✓	We are delivering measurable results by executing our Three Pillar Digital Growth Strategy. Lee is the fastest growing digital subscription platform in local media. We delivered 65% growth in digital subscriptions in 2021, outpacing Gannett and The New York Times.

✓	We have a refreshed, highly experienced Board overseeing the execution of our digital transformation. Since 2019, three new independent directors with online news, digital media and finance experience joined the Board.

✓	Our three board nominees – Chairman Mary Junck, Lead Independent Director Herb Moloney and CEO Kevin Mowbray – are essential to driving the successful execution of our digital growth strategy. These three directors bring years of valuable industry experience to our Board.

IMPORTANT NOTE: Please discard any Blue proxy cards sent to you by Alden. If you have already returned a Blue proxy card, you can change your vote by signing, dating, and returning the WHITE proxy card. Only your latest dated vote will count. Please vote by telephone or Internet to ensure your vote is received by our March 10 meeting date.

If you have any questions or require any assistance in voting your shares, please contact our proxy solicitor:

509 Madison Avenue Suite 1206 New York, NY 10022 Shareholders Call Toll Free: 800-662-5200 Banks, Brokers, Trustees, and Other Nominees Call Collect: 203-658-9400 Email: LEE@investor.MorrowSodali.com

Forward-Looking Statements

The information provided in this communication may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “aims,” “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in report relating to the Company may be found in the Company’s periodic filings with the SEC, including the factors described in the sections entitled “Risk Factors,” copies of which may be obtained from the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this communication.

1. Quotes from ISS report, March 1, 2022. Permission to use quotes neither sought nor obtained.